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                                                                    EXHIBIT 23.1


                  CONSENT OF INDEPENDENT CERTIFIED ACCOUNTANTS

We have issued our report dated January 20, 1997, accompanying the financial statements of Bayard Drilling Technologies, Inc. included in the Form 8-K by Nabors Industries, Inc. ("Nabors") which are incorporated by reference in Nabors' registration statement filed on Form S-3 (File No. 333-25233). We consent to the incorporation by reference of the aforementioned report in the Registration Statement and to the use of our name as it appears under the caption "Experts".


                                                          /s/ GRANT THORNTON LLP
                                                              GRANT THORNTON LLP


Oklahoma City, Oklahoma
March 1, 1999